Exhibit 10.1

PNC Bank, National Association

350 S. Grand Ave., (2 Cal Plaza) Suite 3850

Los Angeles, CA 90071

May 10, 2019

DASAN Zhone Solutions, Inc.

7195 Oakport Street

Oakland, California 94621

Re:(i) Revolving Credit, Term Loan, Guaranty and Security Agreement, dated as of February 27, 2019 (as it may hereafter be amended, supplemented, modified, restated and replaced from time to time, “Domestic Credit Agreement”), by and among DASAN ZHONE SOLUTIONS, INC., a Delaware corporation (“DZSI”), ZTI MERGER SUBSIDIARY III, INC., a Delaware corporation (“ZTI,” and together with DZSI and each Person joined hereto as a borrower from time to time, collectively, the “Domestic Borrowers” and each, a “Domestic Borrower”), those certain Subsidiaries of DZSI party thereto from time to time as Guarantors thereunder (collectively, the “Domestic Guarantors”), the financial institutions which are now, or which hereafter, become a party thereto as lenders (collectively, the “Domestic Lenders”), and PNC Bank, National Association (“PNC”), as agent (the “Domestic Agent”), PNC and Citibank, N.A., as Joint Lead Arrangers, and Citibank, N.A., as Documentation Agent and (ii) Export-Import Revolving Credit, Guaranty and Security Agreement, dated as of February 27, 2019 (as it may hereafter be amended, supplemented, modified, restated and replaced from time to time, “Ex-Im Subfacility Credit Agreement”, and together with the Domestic Credit Agreement, the “Credit Agreements”), among DZSI and ZTI (together with DZSI and each Person joined hereto as a borrower from time to time, collectively, the “Ex-Im Borrowers” and each, an “Ex-Im Borrower”, and together with the Domestic Borrowers, collectively, the “Borrowers” and each, a “Borrower”), those certain Subsidiaries of DZSI party thereto from time to time as Guarantors thereunder (collectively, the “Ex-Im Guarantors”, and together with the Domestic Guarantors, collectively, the “Guarantors”, and together with the Borrowers, collectively, the “Loan Parties”), the financial institutions which are now, or which hereafter, become a party thereto as lenders (collectively, the “Ex-Im Lenders”, and together with the Domestic Lenders, collectively, the “Lenders”), and PNC, as agent (the “Ex-Im Agent”, and together with the Domestic Agent, collectively, the “Agents” and each, an “Agent”), PNC and Citibank, N.A., as Joint Lead Arrangers, and Citibank, N.A., as Documentation Agent.

Ladies and Gentlemen:

Reference is made to the Credit Agreements described above.  Capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in the respective Credit Agreements; provided that, for the avoidance of doubt, except as otherwise expressly provided herein, any capitalized term used herein and not otherwise defined herein that is a defined term under both Credit Agreements having an identical definition in each Credit Agreement shall have the meanings given to such term in the Credit Agreements and any capitalized term used herein and not otherwise defined herein that is a defined term under only one Credit Agreement shall have the meaning given to such term in such Credit Agreement.

The parties hereto wish to amend and restate the definition of “Contemplated Rights Offering” set forth in each of the Credit Agreement to more accurately reflect the intentions of the parties with respect thereto.

Therefore, in exchange for good and sufficient consideration, the receipt and sufficiency of which by each party hereto is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

The definition of “Contemplated Rights Offering” set forth in Section 1.2 of each of the Credit Agreements is hereby amended and restated in its entirety as follows:

“Contemplated Rights Offering” shall mean the first equity offering by DZSI (which may be structured as a rights offering, a follow-on common stock offering, or any similar equity offering transaction), that is consummated and closed following the Closing Date.

This letter agreement shall be effective upon execution and delivery hereof by all parties, and shall be binding upon and inure to the benefit of Loan Parties, the Agents, each Lender, all future holders of the Obligations, and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this letter agreement without the prior written consent of the applicable Agent and each Lender party to such Credit Agreement.  This letter agreement may not be amended or waived except by an instrument in writing signed by the parties hereto.  This letter agreement and all matters relating hereto or arising herefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York.  This letter agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement.  Delivery of an executed signature page of this letter agreement by facsimile transmission or other similar method of electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof.  The provisions of Sections 12.1, 12.2, 12.3, and 16.1 of the Domestic Credit Agreement are hereby incorporated by reference.  This letter agreement, together with the Credit Agreements and Other Documents (each as in effect on the date hereof as amended or modified hereby) represent and embody the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements, commitments, arrangements, negotiations or understandings, whether written or oral, of the parties with respect the subject matter hereof and thereof.  Except as expressly set forth herein, all of the terms and conditions of each Credit Agreement and the Other Documents relating to each of them are hereby ratified and confirmed and continue unchanged and in full force and effect.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties have executed this letter agreement as of the day and year first above written.  If the terms and provisions of this agreement are acceptable to Loan Parties, please so indicate by executing this letter agreement below.

PNC BANK, NATIONAL ASSOCIATION, as Domestic Agent, Ex-Im Agent, Domestic Lender, and Ex-Im Lender

By:	/s/ Steve Roberts
Name:	Steve Roberts
Title:	Senior Vice President

CITIBANK, N.A. as Domestic Lender and Ex-Im Lender

By:	/s/ Christopher Snider
Name:	Christopher Snider
Title:	Senior Vice President

Accepted and Agreed to:

DASAN ZHONE SOLUTIONS, INC. as Borrowing Agent under the Domestic Credit Agreement and Borrowing Agent under the Ex-Im Subfacility Credit Agreement, on behalf of all Loan Parties

By:	/s/ Il Yung Kim
Name:	Il Yung Kim
Title:	Chief Executive Officer

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